Exhibit 99.1 -more- ONEOK and ONEOK Partners Announce Organizational Changes Consolidating Key Reporting Responsibilities TULSA, Okla. – May 25, 2017 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) have announced organizational changes. Walter S. Hulse III, 53, currently executive vice president, strategic planning and corporate affairs, becomes chief financial officer and executive vice president, strategic planning and corporate affairs. He will continue to report to Terry K. Spencer, ONEOK president and chief executive officer. Kevin L. Burdick, 52, currently executive vice president and chief commercial officer, becomes executive vice president and chief operating officer. He will continue to report to Spencer. Wes Christensen, senior vice president, operations, will report to Burdick. Burdick’s commercial responsibilities will remain the same. Derek S. Reiners, 46, currently senior vice president, chief financial officer and treasurer, becomes senior vice president, finance, and treasurer. He will report to Hulse. “These changes consolidate key reporting responsibilities to me and are a reflection of the exceptional leadership and industry knowledge these individuals have demonstrated in their current roles, and I’m confident those attributes will aid them in their new roles,” said Spencer. “Each of these individuals has made a substantial impact in their time with the company, and I expect these new responsibilities will provide even more opportunities to lead and develop their teams.” Hulse joined ONEOK in 2015 from Spinnaker Strategic Advisory Services, LLC, which provided consulting services to mid-cap and large-cap publicly traded companies, including the review of merger and/or acquisition opportunities, debt and equity markets, corporate restructuring and potential divestitures. Hulse also served as a consultant to ONEOK for many years and assisted with its separation from ONE Gas. May 25, 2017 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Megan Washbourne 918-588-7572

ONEOK and ONEOK Partners Announce Organizational Changes Page 2 Previously, Hulse was vice chairman of the Investment Banking Department, managing director and head of the business development group at UBS Investment Bank where he oversaw the identification, evaluation and execution of new business initiatives across the three UBS business lines. Prior to that, he was head of the Global Utility Group at UBS Investment Bank. Before joining UBS at the time of its merger with PaineWebber Incorporated, Hulse was director of the mergers and acquisition department at PaineWebber and held various roles there previously. He also led the Global Energy and Mergers and Acquisitions group at J.P. Morgan. Hulse graduated from the Wharton School at the University of Pennsylvania with a Bachelor of Science in Economics. Burdick has served in his current role since March 2017 and prior to that, since February 2016, he served as senior vice president of natural gas gathering and processing. Burdick’s previous roles in the company included vice president, natural gas gathering and processing; and vice president and chief information officer. Burdick joined ONEOK in 2007 as manager of information technology design integration and served in roles of increasing responsibility. He began his career at CITGO Petroleum in the information technology field. Burdick earned a Bachelor of Science in mathematics from the University of Oklahoma and a Master of Business Administration from Oklahoma State University. Reiners has served in his current role since 2012 and prior to that, he served as senior vice president and chief accounting officer since his hiring in 2009. Previously, he worked for Grant Thornton LLP in Tulsa and Dallas, Texas, where he was a partner and served as the north Texas energy industry practice leader. He also worked for Arthur Andersen LLP in various roles with increasing levels of responsibility. A certified public accountant and a member of the American Institute of Certified Public Accountants, Reiners earned a Bachelor of Science degree in business administration in 1993 from Oklahoma State University in Stillwater with majors in finance and economics. He earned a master’s degree in accounting in 1999 from Oklahoma State University. Editor’s note: Photos of Hulse, Burdick and Reiners are available. ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of March 31, 2017, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 index. For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

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